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                                                                    EXHIBIT 23.6


                            CONSENT OF LEGAL COUNSEL


We have issued our report dated May 18, 2000, accompanying the financial statements of Vestin Group, Inc. and Subsidiaries, contained in DM Mortgage Investors, LLC's Registration Statement and Prospectus. We consent to the use of the aforementioned report in DM Mortgage Investors, LLC's Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant  Thorton  LLP

Reno, Nevada
November 2, 2000